UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2020

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 17, 2020, the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”) approved an increase of the Board size from eight to nine members, appointed Ms. Debra A. Sandler to serve as a director of the Company until the 2020 annual meeting of shareholders and until her successor is duly elected and qualified, and appointed Ms. Sandler to serve as a member of the Nominating & Governance Committee of the Board, in each case effective as of April 1, 2020. The Board found Ms. Sandler to be independent for purposes of the New York Stock Exchange listing standards and as defined in the Company’s Corporate Governance Guidelines.

Ms. Sandler will be entitled to the applicable components of the standard compensation provided to non-employee directors, as adjusted by the Board from time to time. For the Company’s 2020 fiscal year, such standard compensation consists of: (1) a $95,000 annual cash retainer (prorated for Board service during the fiscal year) paid in quarterly installments; (2) an annual equity award with an estimated value of $165,000 of restricted stock units under the Amended and Restated 2007 Stock Incentive Plan, subject to terms and conditions as set forth in the form of award agreement on file with the Securities and Exchange Commission (“SEC”) as described in the Company’s Annual Proxy Statement filed with the SEC on April 4, 2019; and (3) retainers for each of the chairpersons of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee of $25,000, $20,000 and $17,500, respectively.

There are no arrangements or understandings between Ms. Sandler and any other person pursuant to which she was appointed as a director, and she has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s news release announcing the appointment of Ms. Sandler is attached hereto as Exhibit 99.
ITEM 8.01	OTHER EVENTS.

The Company will hold its annual meeting of shareholders (the “Annual Meeting”) on May 27, 2020. The Company’s shareholders of record at the close of business on March 19, 2020 will be entitled to notice of the Annual Meeting and to vote upon matters considered at the Annual Meeting.

As a result of the increase in the size of the Board of Directors from eight to nine members effective April 1, 2020 described in Item 5.02, the previously disclosed February 29, 2020 deadline for the receipt of director nominations submitted pursuant to Article I, Section 10, but not pursuant to Article I, Section 12, of the Company’s Amended and Restated Bylaws (the “Bylaws”) for consideration at the Annual Meeting has been extended to the close of business on March 27, 2020, but only with respect to nominations for the new position created by the Board size increase. Any such director nomination must be submitted in writing and received by the Corporate Secretary at the Company’s principal executive offices at Dollar General Corporation, 100 Mission Ridge, Goodlettsville, Tennessee 37072 by the close of business on March 27, 2020 in order to be considered timely. Any such director nominations must also comply with the advance notice and other provisions pertaining to the nomination of directors pursuant to Article I, Section 10 (including Article I, Section 11) contained in the Bylaws and may be disregarded if not in compliance with applicable requirements.  Shareholders are urged to read the complete text of such advance notice and other provisions of the Bylaws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

99	News release issued March 17, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2020	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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